SECURITIES AND EXCHANGE COMMISSION
UNITED STATES
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AEI
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	98-0405613 (I.R.S. Employer Identification Number)
Clifton House, 75 Fort Street
P.O. Box 190GT
George Town, Grand Cayman, Cayman Islands
(345) 949-4900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Ordinary Shares, $0.002 par value per share	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐
Securities Act registration statement file number to which this form relates: 333-161420
Securities to be registered pursuant to Section 12(g) of the Act: None.

Introductory Statement
The ordinary shares, $0.002 par value per share (the “Ordinary Shares”), of AEI, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Registrant”), are currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Registrant is filing this registration statement to register the Ordinary Shares under Section 12(b) of the Exchange Act in connection with the listing of the Ordinary Shares on the New York Stock Exchange, Inc.

Item 1.	Description of Registrant’s Securities to be Registered.
Incorporated by reference herein is the section entitled “Description of Share Capital” contained in the Registrant’s registration statement on Form F-1 originally filed with the Securities and Exchange Commission on August 18, 2009 (Registration No. 333-161420), as amended (the “Registration Statement”), including any form of prospectus contained therein filed by the Registrant pursuant to Rule 424 under the Securities Act of 1933, as amended.

Item 2.	Exhibits.
Not applicable.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

AEI
By:	/s/ Eduardo Pawluszek
Eduardo Pawluszek
Executive Vice President and Chief Financial Officer

Dated: October 26, 2009